Exhibit 99.1

BioTime, Inc.	1301 Harbor Bay Parkway
Alameda, CA 94502
Tel: 510-521-3390
Fax: 510-521-3389
www.biotimeinc.com
www.embryome.com

BIOTIME, INC. ANNOUNCES THIRD QUARTER 2009 FINANCIAL RESULTS AND UPDATE ON RECENT DEVELOPMENTS

-- Records Increase of $9 Million in Shareholders’ Equity --
-- Receives First Installment of California-Sponsored Grant Funds --
-- Forms Two New Subsidiaries: BioTime Asia and OncoCyte Corporation --
-- Common Shares and Warrants Listed on the NYSE Amex --

ALAMEDA, CA, November 24, 2009 – BioTime, Inc. (NYSE Amex: BTIM) reported financial results for the quarter ended September 30, 2009 and an update.

For the three months ended September 30, 2009, BioTime's total quarterly revenue (including royalty income, revenue recognition of deferred license fees, and grant income) increased 5% to $446,993 from $426,931 for the same period last year.

BioTime reported a net loss of $3,574,755, or $0.11 per basic and diluted share, for the three months ended September 30, 2009, compared to a net loss of $1,077,194, or $0.05 per basic and diluted share, for the three months ended September 30, 2008.  However, the net loss for the quarter ended September 30, 2009 includes $2,126,051 of non-cash charges primarily relating to stock appreciation rights (“SARs”) granted by BioTime.

BioTime recognized $225,518 in royalty revenue from the sale of Hextend®, compared to $341,391 during the three months ended September 30, 2008, a decrease of 34%.  The decline in royalties is attributable to the decrease in sales of Hextend to the United States Armed Forces, which was offset somewhat by an increase in sales to hospitals.  Purchases by the Armed Forces generally take the form of intermittent, large volume orders, and cannot be predicted with certainty.  Hextend is BioTime's proprietary physiologically balanced blood plasma volume expander for treating low blood volume, a condition often caused from blood loss during surgery or trauma.

In October 2009, BioTime received royalties in the amount of $277,080 based on sales of Hextend during the three months ended September 30, 2009.  This revenue will be reflected in BioTime’s financial statements for the fourth quarter of 2009.  For the same period last year, BioTime received royalties of $231,896 from the sale of Hextend.

Cash and cash equivalents totaled $7,942,577 as of September 30, 2009, compared with $52,082 as of September 30, 2008.  Total shareholders’ equity was $4,146,460 as of September 30, 2009, compared with total shareholders' deficit of $4,820,729 at September 30, 2008, representing an increase of $8,967,189 in shareholders’ equity.  In October 2009, the equity of the company was increased by $2,000,000 due to an investment by a non-controlling stockholder in OncoCyte Corporation, one of BioTime’s new subsidiaries.

BioTime, Inc.

During April 2009, the California Institute of Regenerative Medicine (“CIRM”) awarded BioTime a $4,721,706 grant for a stem cell research project related to its ACTCellerate™ technology.  The CIRM grant covers the period of September 1, 2009 through August 31, 2012, and BioTime received the first quarterly payment in the amount of $395,096 from CIRM on October 12, 2009, of which $131,699 was recognized as income during the three months ended September 30, 2009.

CIRM announced on October 19, 2009 that it has an agreement with the Chinese Ministry of Science and Technology (MOST) to collaborate on stem cell research.  CIRM expects that this agreement will make it easier for researchers in both California and China to obtain joint funding to broaden the potential pool of expertise that can be applied toward research in a specific area.  BioTime and BioTime Asia, Limited plan to compete for additional grants to support their basic research and development programs.

In October 2009, BioTime formed a new subsidiary, OncoCyte Corporation, for the purpose of developing novel therapeutics for the treatment of cancer based on stem cell technology. BioTime will license certain technology to the new company restricted to the field of cell-based cancer therapies, including early patent filings on targeting stem cells to malignant tumors.  BioTime plans to develop stem cell products for therapeutic use to treat cancer through both OncoCyte Corporation and BioTime Asia.

Trading of BioTime’s common shares and warrants commenced on the NYSE Amex on Friday, October 30, 2009 under the ticker symbols “BTIM” for the common shares and “BTIM.WS” for the warrants.

About BioTime, Inc.

BioTime, headquartered in Alameda, California, is a biotechnology company focused on regenerative medicine and blood plasma volume expanders.  BioTime develops and markets research products in the field of stem cells and regenerative medicine through its wholly owned subsidiary Embryome Sciences, Inc.  BioTime’s subsidiary OncoCyte Corporation focuses on the therapeutic applications of stem cell technology in cancer. BioTime also plans to develop therapeutic products in China for the treatment of ophthalmologic, skin, musculo-skeletal system and hematologic diseases, including the targeting of genetically modified stem cells to tumors as a novel means of treating currently incurable forms of cancer through its subsidiary BioTime Asia. In addition to its stem cell products, BioTime markets blood plasma volume expanders and related technology for use in surgery, emergency trauma treatment, and other applications.  BioTime's lead product, Hextend®, is a blood plasma volume expander manufactured and distributed in the U.S. by Hospira, Inc. and in South Korea by CJ CheilJedang Corp. under exclusive licensing agreements.  Additional information about BioTime can be found on the web at www.biotimeinc.com.

Forward Looking Statements

Statements pertaining to future financial and/or operating results, future growth in research, technology, clinical development and potential opportunities for the company and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management constitute forward-looking statements.  Any statements that are not historical fact (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates,”) should also be considered to be forward-looking statements.  Forward-looking statements involve risks and uncertainties, including, without limitation, risks inherent in the development

BioTime, Inc.

and/or commercialization of potential products, uncertainty in the results of clinical trials or regulatory approvals, need and ability to obtain future capital, and maintenance of intellectual property rights.  Actual results may differ materially from the results anticipated in these forward-looking statements and as such should be evaluated together with the many uncertainties that affect the company's business, particularly those mentioned in the cautionary statements found in the company's Securities and Exchange Commission filings.  The company disclaims any intent or obligation to update these forward-looking statements.

Contact:
BioTime, Inc.

Judith Segall
jsegall@biotimemail.com
510-521-3390, ext 301

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-Financial Tables Follow-

BioTime, Inc.

BIOTIME, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

ASSETS	September 30, 2009 (unaudited)	December 31, 2008
CURRENT ASSETS:
Cash and cash equivalents	$7,942,577	$12,279
Accounts receivable	134,848	2,748
Prepaid expenses and other current assets	117,672	93,847
Total current assets	8,195,097	108,874

Equipment, net of accumulated depreciation of $626,122 and $602,510, for 2009 and 2008, respectively	114,215	105,607
Deferred license fees	880,000	750,000
Deposits	76,902	70,976
TOTAL ASSETS	$9,266,214	$1,035,457

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES:
Accounts payable and accrued liabilities	$709,070	$1,179,914
Lines of credit payable, net	135,455	1,885,699
Deferred license revenue, current portion	292,904	312,904
Total current liabilities	1,137,429	3,378,517

LONG-TERM LIABILITIES:
Stock appreciation rights compensation liability	2,684,013	483,688
Deferred license revenue, net of current portion	1,297,049	1,516,727
Deferred rent, net of current portion	1,263	3,339
Total long-term liabilities	3,982,325	2,003,754

SHAREHOLDERS' EQUITY (DEFICIT):
Common stock, no par value, authorized 75,000,000 shares; issued and outstanding 33,038,883 and 25,076,798 shares at September 30, 2009 and December 31, 2008, respectively	58,242,566	43,184,606
Contributed capital	93,972	93,972
Accumulated deficit	(54,190,078)	(47,625,392)
Total shareholders' equity (deficit)	4,146,460	(4,346,814)
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)	$9,266,214	$1,035,457

BioTime, Inc.

BIOTIME, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2009	September 30, 2008	September 30, 2009	September 30, 2008

REVENUES:
License fees	$73,226	$70,850	$219,678	$204,728
Royalties from product sales	225,518	341,391	799,910	991,444
Grant income	144,899	-	151,699	-
Other revenue	3,350	14,690	4,540	22,340
Total revenues	446,993	426,931	1,175,827	1,218,512

EXPENSES:
Research and development	(744,201)	(548,478)	(1,909,619)	(1,312,607)
General and administrative	(2,637,133)	(792,306)	(4,520,317)	(1,760,514)
Total expenses	(3,381,334)	(1,340,784)	(6,429,936)	(3,073,121)

Loss from operations	(2,934,341)	(913,853)	(5,254,109)	(1,854,609)

OTHER INCOME/(EXPENSE):
Interest expense	(653,664)	(164,945)	(1,326,367)	(367,995)
Loss on sale of fixed assets	(1,159)	-	(1,159)	-
Other income, net	14,409	1,604	17,296	6,669
Total other expense, net	(640,414)	(163,341)	(1,310,230)	(361,326)
NET LOSS	$(3,574,755)	$(1,077,194)	$(6,564,339)	$(2,215,935)
NET LOSS PER COMMON SHARE – BASIC AND DILUTED	$(0.11)	$(0.05)	$(0.24)	$(0.09)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING: BASIC AND DILUTED	31,283,312	23,738,939	27,912,812	23,492,987